UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  June 30, 2008

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Telecom HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15651 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As a result of a distribution of FairPoint Communications, Inc. (NYSE ticker “FRP”) to its shareholders by Verizon Communications Inc. (NYSE ticker “VZ”), an underlying constituent of the Wireless HOLDRS Trust, effective April 1, 2008, each shareholder of VZ received 0.0189 shares of FRP.  The new price of VZ equaled 0.0189 times the closing price of FRP, then subtracted from the closing price of VZ.  FRP was added to the index effective April 1, 2008.  The quantity of shares of Verizon Communications Inc. represented by each 100 share round lot of Telecom HOLDRS and the consideration for the respective transaction is as follows: for the 21.76 shares of Verizon Communications Inc. per 100 share round lot of Telecom HOLDRS, The Bank of New York will receive 0.4104 shares of FairPoint Communications Inc.

Century Telephone Enterprises, Inc.’s (NYSE ticker “CTL”) price was adjusted to account for a special cash dividend of $0.6325 per share, effective July 2, 2008.  The cash dividend was distributed by the Bank of NY on ex-date July 2, 2008.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Telecom HOLDRS Trust Prospectus Supplement dated June 30, 2008 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Date: August 11, 2008	By:	/s/	Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Telecom HOLDRS Trust Prospectus Supplement dated June 30, 2008 to Prospectus dated August 15, 2007.